Exhibit 31.1

CERTIFICATION PURSUANT TO

RULE 13a-14(a)/15d-14(a)

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kamlesh Tejwani, certify that:

1.	I have reviewed this quarterly report on Form 10-Q/A of Environmental Power Corporation;

2.	Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report; and

3.	Based on my knowledge, the financial statements, and other financial information included in this quarterly report, when taken together with the financial statements and other financial information included in the quarterly report on Form 10-Q of Environmental Power Corporation for the quarterly period ended June 30, 2003, as filed with the Securities and Exchange Commission on August 13, 2003, to which this report relates, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this quarterly report.

4.	[Intentionally omitted because the information to which this paragraph relates is not included in this quarterly report on Form 10-Q/A]

5.	[Intentionally omitted because the information to which this paragraph relates is not included in this quarterly Rreport on Form 10-Q/A]

6.	[Intentionally omitted because the information to which this paragraph relates is not included in this quarterly report on Form 10-Q/A]

/s/ KAMLESH TEJWANI
Kamlesh Tejwani Chief Executive Officer August 14, 2003